UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

AMERICAN BIO MEDICA CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01  Entry into a Material Definitive Agreement

On December 20, 2018, American Bio Medica Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Chaim Davis (the Chairman of our Board of Directors) and certain other accredited investors (altogether the “Investors”), pursuant to which the Company has agreed to issue and sell to the Investors in a private placement (the “Private Placement”), up to 2,000,000 units (the “Units”).

The Company expects the Private Placement to close on or about December 24, 2018. Each Unit consists of one (1) share of the Company’s common stock, par value $0.01 per share (“Common Share”), at a price per Unit of $0.10 (the “Purchase Price”) for aggregate gross proceeds of approximately $200,000. The Company expects the net proceeds from the Private Placement to be approximately $200,000 as expenses related to the Private Placement were minimal. The Company did not utilize a placement agent for the Private Placement. The company intends to use the net proceeds for working capital and general corporate purposes.

The Company does not intend to register the Units issued under the Private Placement; rather the Units issued will be subject to the holding period requirements and other conditions of Rule 144.

The Purchase Agreement contains customary representations, warranties and covenants made solely for the benefit of the parties to the Purchase Agreement. The Purchase Agreement is incorporated herein by reference, but only to provide information regarding the terms of the Purchase Agreement and not to provide any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC. Although our Chairman of the Board is an investor in the Private Placement, the pricing of the Units was determined by the non-affiliate investors.

The foregoing description of the material terms of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 4.26 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the Common Shares shall be made pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules promulgated thereunder, to accredited investors.

Item 9.01  Financial Statement and Exhibits

(d)           Exhibits

4.26
Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: December 26, 2018	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Chief Executive Officer (Principal Executive Officer) Principal Financial Officer